Exhibit 99-7(c)

            Consent of Independent Registered Public Accounting Firm



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                                                                 Exhibit 99-7(c)

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Post-Effective Amendment No. 18 to the Registration Statement (Form S-6 No. 33-76004) pertaining to Variable Life Account B of ING Life Insurance and Annuity Company, and to the use therein of our report dated March 1, 2005, with respect to the financial statements of Variable Life Account B of ING Life Insurance and Annuity Company.


                                                           /s/ Ernst & Young LLP


Fort Wayne, Indiana
April 25, 2005